SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [ ]  Confidential, for Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted by
[_]  Definitive Additional Materials            Rule 14a-6(e)(2))
[_]  Soliciting Material Pursuant to
     (ss.)240.14a-11(c) or (ss.)240.14a-12

                                  ROLLINS, INC.
                                  -------------
                (Name of Registrant as Specified In Its Charter)

                                       N/A
                                       ---
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1)  Title of each class of securities to which transaction applies:
      2)  Aggregate number of securities to which transaction applies:
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
      4)  Proposed maximum aggregate value of transaction: 5) Total fee paid:

[_]   Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid:
      2)  Form, Schedule or Registration Statement No.:
      3)  Filing Party:
      4)  Date Filed:

                                     [LOGO]

                                  ROLLINS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                2170 Piedmont Road, N.E., Atlanta, Georgia 30324


TO THE HOLDERS OF THE COMMON STOCK:

         PLEASE TAKE NOTICE that the 2000 Annual Meeting of Stockholders of Rollins, Inc., a Delaware corporation (the "Company"), will be held at the Company's offices located at 2170 Piedmont Road, N.E., Atlanta, Georgia on Tuesday, April 25, 2000, at 9:30 A.M., or any adjournment thereof, for the following purposes:

         (a)  To elect two Class II directors to the Board of Directors;

         (b) To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Proxy Statement dated March 24, 2000, is attached.

         The Board of Directors has fixed the close of business on February 29, 2000, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

         Stockholders who do not expect to be present at the meeting are urged to complete, date, sign, and return the enclosed proxy. No postage is required if the enclosed envelope is used and mailed in the United States.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          Michael W. Knottek, Secretary

Atlanta, Georgia
March 24, 2000

                                 PROXY STATEMENT

         The following information concerning the enclosed proxy and the matters to be acted upon at the Annual Meeting of Stockholders to be held on April 25, 2000, is submitted by the Company to the stockholders for their information.

                    SOLICITATION OF AND POWER TO REVOKE PROXY

         A form of proxy is enclosed. Each proxy submitted will be voted as directed, but if not otherwise specified, proxies solicited by the Board of Directors of the Company will be voted in favor of the candidates for election to the Board of Directors.

         This Proxy Statement and a form of proxy were first mailed to stockholders on or about March 24, 2000. A stockholder executing and delivering a proxy has power to revoke the same and the authority thereby given at any time prior to the exercise of such authority, if he so elects, by contacting either proxy holder.

                                  CAPITAL STOCK

         The outstanding capital stock of the Company on February 29, 2000 consisted of 29,881,458 shares of Common Stock, par value $1.00 per share. Holders of Common Stock are entitled to one vote (non-cumulative) for each share of such stock registered in their respective names at the close of business on February 29, 2000, the record date for determining stockholders entitled to notice of and to vote at the meeting or any adjournment thereof.

         A majority of the outstanding shares will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. In accordance with General Corporation Law of the state of Delaware, the election of the nominees named herein as Directors will require the affirmative vote of a plurality of the votes cast by the shares of Company Common Stock entitled to vote in the election provided that a quorum is present at the Annual Meeting. In the case of a plurality vote requirement (as in the election of directors), where no particular percentage vote is required, the outcome is solely a matter of comparing the number of votes cast for each nominee, and hence only votes for director nominees (and not abstentions or broker non-votes) are relevant to the outcome.

         The names of the executives named in the Summary Compensation Table and the name and address of each stockholder who owned beneficially five percent (5%) or more of the shares of Common Stock of the Company on February 29, 2000, together with the number of shares so owned and the percentage of outstanding shares that ownership represents, and information as to Common Stock ownership of the executive officers and directors of the Company as a group (according to information received by the Company) is set out below:

                                                                Amount            Percent of
                                                             Beneficially        Outstanding
Name and Address of Beneficial Owner                           Owned (1)            Shares
------------------------------------                           ---------            ------
R. Randall Rollins                                          13,847,245(2)            46.3
2170 Piedmont Road, N.E.
Atlanta, Georgia

Gary W. Rollins                                             14,388,660(3)            48.2
2170 Piedmont Road, N.E.
Atlanta, Georgia

                                                                Amount            Percent of
                                                             Beneficially        Outstanding
Name and Address of Beneficial Owner                            Owned (1)           Shares
------------------------------------                            ---------           ------
Mario Gabelli                                                6,581,875(4)            22.0
One Corporate Center
Rye, New York 10020

Michael W. Knottek                                             705,452(5)             2.4

Harry J. Cynkus                                                  8,900(6)               -

All Directors and Executive Officers as a group             16,247,829(7)            54.4
  (9 persons)

(1) Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.

(2) Includes 163,292 shares of the Company held as Trustee, Guardian, or Custodian for his children or as custodian for the children of his brother, Gary W. Rollins. Also includes 2,079,700 shares of the Company held in five trusts of which he is a Co-Trustee and as to which he shares voting and investment power. Does not include 61,530* shares of the Company held by his wife. Also includes 10,419,000 shares owned by LOR, Inc. Mr. Rollins is an officer, director and stockholder of LOR, Inc. Also includes 432,000 shares owned by The Rollins Holding Company. Mr. Rollins is an officer, director and stockholder of Rollins Holding Company, Inc. Also includes 683,288 shares owned by Mr. O. Wayne Rollins' Estate. Mr. Rollins is the Co-Executor and Co-Trustee of this estate. Also includes 50,010 shares owned by the RWR Investment Partnership, a Georgia limited partnership, of which Mr. Rollins is the sole general partner.

(3) Includes 365,846 shares of the Company held as Custodian for the grandchildren of his brother, R. Randall Rollins, and 2,046,100 shares of the Company in five trusts of which he is Co-Trustee and as to which he shares voting and investment power. Does not include 66,140* shares of the Company held by his wife. Also includes 10,419,000 shares owned by LOR, Inc. Mr. Rollins is an officer, director and stockholder of LOR, Inc. Also includes 432,000 shares owned by The Rollins Holding Company. Mr. Rollins is an officer, director and stockholder of Rollins Holding Company, Inc. Also includes 683,288 shares owned by Mr. O. Wayne Rollins' Estate. Mr. Rollins is the Co-Executor and Co-Trustee of this estate.

(4) Based upon information received by the Company, an aggregate of 6,581,875 shares of Company Common Stock are beneficially owned by Mario Gabelli and entities controlled directly or indirectly by Mario Gabelli as follows: GAMCO Investors, Inc., 4,794,875 shares; Gabelli Funds, Inc., 1,783,000 shares and Mr. Mario Gabelli, 4,000 shares. GAMCO Investors, Inc. does not have authority to vote 148,500 shares of the total 4,794,875 held. Several of these entities share voting and disposition powers with respect to the shares of Company Common Stock held by them.

(5) Includes options to purchase 16,000 shares, which are currently exercisable or will become exercisable within 60 days of the date hereof. This excludes options to purchase 56,000 shares that are not currently exercisable and will not become exercisable within sixty days of the date hereof. Also includes 682,552 shares held by the Rollins 401 (k)Plan as to which Mr. Knottek has voting power.

(6) Mr. Cynkus owns less than 1% of outstanding shares. This includes options to purchase 6,000 shares, which are currently exercisable or will become exercisable within 60 days of the date hereof. This excludes options to purchase 21,000 shares that are not currently exercisable and will not become exercisable within sixty days of the date hereof.

(7) Shares held in trusts as to which more than one officer and/or director are Co-Trustees have been included only once. These shares include shares held by LOR, Inc. and Rollins Holding Company.

* Messrs. R. Randall Rollins and Gary W. Rollins disclaim any beneficial interest in these holdings.

                              ELECTION OF DIRECTORS

         Two individuals are to be elected at the Annual Meeting to serve as Class II directors for a term of three years, and until the election and qualification of their successors. Five other individuals serve as directors but are not standing for re-election because their terms as directors extend past this Annual Meeting pursuant to provisions of the Company's Bylaws which provide for the election of directors for staggered terms, with each director serving a three-year term. Unless authority is withheld, the proxy holders will vote for the election of the fourth and fifth persons named below to three-year terms as directors. Although Management does not contemplate the possibility, in the event any nominee is not a candidate or is unable to serve as director at the time of the election, unless authority is withheld, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill such vacancy.

         The name and age of each of the two nominees, their principal occupations, together with the number of shares of Common Stock beneficially owned, directly or indirectly, by each nominee and the percentage of outstanding shares that ownership represents, all as of the close of business February 29, 2000, (according to information received by the Company) are set out below. Similar information is also provided for those directors whose terms expire in future years.

                                                                                                       Shares           Percent of
                                                                           Service as                of Common          Outstanding
Name                                     Principal Occupation (1)           Director       Age        Stock (2)           Shares
----                                     ------------------------           --------       ---        ---------           ------
Class I (Term Expires 2002)
R. Randall Rollins (3)              Chairman  of the  Board  and Chief    1968 to date      68       13,847,245(4)         46.3
                                    Executive  Officer of the Company;
                                    Chairman   of  the  Board,   Chief
                                    Executive  Officer  of  RPC,  Inc.
                                    (oil and gas  field  services  and
                                    boat manufacturing)

Henry B. Tippie                     Chairman  of the  Board  and Chief    1960 to           73        1,244,750(5)          4.2
                                    Executive    Officer   of   Tippie    1970;
                                    Services,     Inc.     (management    1974 to
                                    services);    Chairman    of   the    date
                                    Executive   Committee   and   Vice
                                    Chairman  of the Board of  Rollins
                                    Truck   Leasing   Corp.   (vehicle
                                    leasing    and    transportation);
                                    Chairman    of    the    Executive
                                    Committee   of  Matlack   Systems,
                                    Inc.     (bulk     trucking    and
                                    terminaling);   Vice  Chairman  of
                                    the    Board   of   Dover    Downs
                                    Entertainment,  Inc.  (operator of
                                    multi-purpose      gaming      and
                                    entertainment    complex)   (since
                                    October 1996)

James B. Williams                   Chairman    of    the    Executive    1978 to date      66           20,000               *
                                    Committee of SunTrust Banks,  Inc.
                                    (bank holding company)


                                                                                                       Shares           Percent of
                                                                           Service as                of Common          Outstanding
Name                                     Principal Occupation (1)           Director       Age        Stock (2)           Shares
----                                     ------------------------           --------       ---        ---------           ------
Class II (Term Expires 2003)
John W. Rollins (3)                 Chairman  of the  Board  and Chief    1948 to date      83           15,510(6)            *
                                    Executive   Officer   of   Rollins
                                    Truck   Leasing   Corp.   (vehicle
                                    leasing    and    transportation);
                                    Chairman  of the  Board  of  Dover
                                    Downs     Entertainment,      Inc.
                                    (operator of multi-purpose  gaming
                                    and entertainment  complex) (since
                                    October 1996)

Gary W. Rollins (3)                 President   and  Chief   Operating    1981 to date      55       14,388,660(7)         48.2
                                    Officer  of  the  Company   (since
                                    1984)

Class III (Term Expires 2001)
Wilton Looney                       Honorary  Chairman of the Board of    1975 to date      80            1,500               *
                                    Genuine Parts Company  (automotive
                                    parts distributor)

Bill J. Dismuke                     Retired   President   of   Edwards    1984 to date      63              900               *
                                    Baking Company  (manufacturing  of
                                    baked pies and pie pieces)

(1) Except as noted, each of the Directors has held the positions of responsibility set out in this column (but not necessarily his present title)for more than five years. In addition to the directorships listed in this column, the following individuals also serve on the Boards of Directors of the following companies: John W.
         Rollins:  Matlack Systems,  Inc. and Safety-Kleen Corporation;  Henry
         B. Tippie: Safety-Kleen Corporation; James B. Williams: The Coca-Cola Company, Genuine Parts Company, and Georgia-Pacific Corp.; Gary W.
         Rollins: Rollins Truck Leasing Corporation;  R. Randall Rollins:
         SunTrust Banks, Inc., SunTrust Banks of Georgia, and Dover Downs Entertainment, Inc. All persons named in the above table, other than Bill J. Dismuke, are also directors of RPC, Inc.

(2) Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.

(3) R. Randall Rollins and Gary W. Rollins are brothers. John W.Rollins is their uncle.

(4) (See information contained in footnote (2) to the table appearing in Capital Stock section.)

(5) Includes 909,750** shares of Common Stock of the Company in five trusts of which he is Co-Trustee and as to which he shares voting and investment power, 5,000** shares in a trust of which he is the sole Trustee, and 10,000 shares in a partnership which he has voting right for 10,000 shares but beneficial partnership interest of 100 shares. Does not include shares of Common Stock of the Company owned by Rollins Holding Company, an interest in which is indirectly held by a trust of which Mr. Tippie is a Co-Trustee but not a beneficiary, and 300** shares held by his wife.

(6) Does not include 1,950** shares held by his wife as custodian for his children.

(7) (See information contained in footnote (3) to the table appearing in Capital Stock section.)
* Less than 1% of outstanding shares.
** Messrs. John W. Rollins and Henry B. Tippie disclaim any beneficial interest in these holdings.

            BOARD OF DIRECTORS COMPENSATION, COMMITTEES AND MEETINGS

         During 1999, non-employee Directors received $750 for each Board of Directors or committee meeting they attended, plus $10,000 per year, from the Company.

         The Audit Committee of the Board of Directors of the Company consists of Henry B. Tippie, Chairman; Wilton Looney; and James B. Williams. The Audit Committee had two meetings during the year ended December 31, 1999. Its functions are to select a firm of certified public accountants whose duty it is to audit the books and accounts of the Company and its subsidiaries for the fiscal year for which they are appointed and to monitor the effectiveness of the audit efforts and the Company's financial and accounting organization and financial reporting. The Compensation Committee of the Board of Directors of the Company consists of Henry B. Tippie, Chairman; Wilton Looney; and James B. Williams. The Compensation Committee had one meeting during the year ended December 31, 1999. The function of the Compensation Committee is to review the Company's executive compensation structure and recommend to the Board any changes to insure continued effectiveness. It also administers the Rollins, Inc. 1994 and 1998 Employee Stock Incentive Plans. The Board of Directors met, or took action by way of unanimous consent, seven times during the year ended December 31, 1999. No Director attended fewer than 75% of the board meetings and meetings of committees on which he served during 1999. The Company does not have a nominating committee of the Board of Directors.

         REPORT OF THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH

         Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate Company filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph shall not be incorporated by reference into any such filings.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

During fiscal year 1999, the members of the Compensation Committee of the Board of Directors held primary responsibility for determining executive compensation levels. The Compensation Committee is comprised of outside directors who are not eligible to participate in the Company's compensation plans and over whose name this report is presented.

The Company is engaged in a highly competitive industry. The actions of the executive officers have a profound impact on the short-term and long-term profitability of the Company; therefore, the design of the executive officer compensation package is very important. In order to retain key employees, the Company has an executive compensation package that is driven by an increase in shareholder value, the overall performance of the Company, and the individual performance of the executive. The measures of the Company's performance include sales revenue and net income.

Pursuant to the above compensation philosophy, the three main components of the executive compensation package are base salary, a cash incentive plan, and stock-based incentive plans.

The factors subjectively used in determining base salary include the recent profit performance of the Company, the magnitude of responsibilities, the scope of the position, individual performance and the pay received by peers in similar positions in the same geographic area. These factors are not used in any specific formula or weighting. The salaries of the Named Executives are reviewed annually. One Named Executive received a raise in 1999 that was based on his individual performance and overall departmental improvements. The other three did not receive a raise because the current salaries were deemed appropriate given the profits of the Company in 1999.

The annual cash incentive compensation package for the non-Director Named Executives is developed by the Chief Executive Officer of the Company prior to the end of each fiscal year. It is based upon performance objectives for the ensuing fiscal year. The specific performance objectives relate to each executive improving the contribution of his functional area of responsibility to further enhance the earnings of the Company. These performance objectives and incentive package are then reviewed by the Compensation Committee and either accepted, amended or modified. Both of the Named Executives participating in this Plan earned a bonus during 1999 as a result of improvements in departmental function and progress made toward the Company's strategic objectives. The Chief Executive Officer and the Chief Operating Officer do not participate in this cash incentive plan.

Awards under the Company's Stock Option Plans are purely discretionary, and are not based upon any specific formula and may or may not be granted in any given fiscal year. When considering the grant of stock options, the Compensation Committee gives consideration to the overall performance of the Company and the performance of individual employees. The Chief Executive Officer, R. Randall Rollins, and the Chief Operating Officer, Gary W. Rollins, maintain a significant ownership interest in the Company and were, therefore, not considered for grants in 1999 under the 1994 or 1998 Employee Stock Incentive Plan. Grants are made under the Plans and the Plans are administered by non-employee directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. During the fiscal year 1999, the non-Director Named Executives were granted a total of 44,000 Incentive Stock Options. In general, these grants were based upon the scope of the position and the individual performance of each individual.

The Committee thinks it unlikely that any participants in the Company's stock plans will, in the foreseeable future, receive in excess of $1 million in aggregate compensation (the maximum amount for which an employer may claim a compensation deduction pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, unless certain performance related compensation exemptions are met) during any fiscal year, and has therefore, determined that since the exemption requirement does not apply, the Company will not change its various compensation plans, or otherwise meet the requirements of such exemption, at this time.

CEO COMPENSATION

The CEO's compensation is determined by the Compensation Committee. For fiscal year 1999, the cash compensation for R. Randall Rollins was $461,045. This represents the total compensation for Mr. Rollins, no portion of which was in performance driven bonuses or stock based incentive plans. The CEO's compensation is based upon the long-term growth in the Company's net income, shareholder value improvements, as well as, the CEO's individual performance. The decision of the Compensation Committee is, however, subjective and is not based upon any specific formula or guidelines. The CEO does not consult with the Compensation Committee when his salary is determined. Neither the CEO nor any other member of the Compensation Committee participates in any Company incentive program.

                                                  Henry B. Tippie, Chairman
                                                  Wilton Looney
                                                  James B. Williams

                                PERFORMANCE GRAPH

         As part of the executive compensation information presented in this Proxy Statement, the Securities and Exchange Commission requires a five year comparison of the cumulative total stockholder return based on the performance of the stock of the Company as compared with both a broad equity market index and an industry or peer group index. The indices included in the following graph are the S&P 500 Index and the S&P 500 Commercial Services Index.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
           EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPH

Years          Rollins, Inc.         S&P 500           S&P Commercial Svcs.
-----          -------------         -------           --------------------
1994             $100.00             $100.00                $100.00
1995               97.93              137.58                 128.82
1996               90.97              169.17                 155.62
1997               94.85              225.61                 243.82
1998               84.05              290.09                 267.12
1999               72.94              351.13                 208.13

                       ASSUMES INITIAL INVESTMENT OF $100
                 *TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS
               NOTE: TOTAL RETURNS BASED ON MARKET CAPITALIZATION

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The following directors serve on the Company's Compensation Committee:
Henry B. Tippie, Wilton Looney, and James B. Williams. None of these individuals are employees of the Company. No executive officer of the Company serves on a Compensation Committee of another company. R. Randall Rollins, an executive of the Company, serves on the Board of Directors of both SunTrust Banks, Inc. and SunTrust Banks of Georgia, a subsidiary of SunTrust Banks, Inc. Mr. Williams is the Chairman and Chief Executive Officer of SunTrust Banks, Inc. Mr. Rollins is not on the Compensation Committee of either SunTrust Banks of Georgia or SunTrust Banks, Inc. Rollins, Inc. maintains a significant banking relationship with SunTrust Banks of Georgia. All banking services provided by SunTrust Banks of Georgia are priced at market-competitive rates.

                             EXECUTIVE COMPENSATION

         Shown below is information concerning the annual and long-term compensation for services in all capacities to the Company for the calendar years ended December 31, 1999, 1998 and 1997, of those persons who were, at December 31, 1999 (i) the chief executive officer and (ii) the other most highly compensated executive officers of the Company whose total annual compensation exceeded $100,000 ("the Named Executives"):


                           SUMMARY COMPENSATION TABLE

                                            Annual Compensation                   Long-Term Compensation Awards
                                            -------------------                   -----------------------------

Name and Principal Position             Year     Salary ($)  Bonus ($)   Restricted     Securities        LTIP         All Other
---------------------------             ----     ----------  ---------     Stock       Underlying     Payouts (3)  Compensation (1)
                                                                           Awards       Options (#)   -----------  ----------------
                                                                           ------       -----------
R. Randall Rollins................      1999    $461,045      $-              -              -              -           $2,400
Chairman of the Board and               1998     457,632       -              -              -              -            1,920
Chief Executive Officer                 1997     459,018       -              -              -              -            1,920

Gary W. Rollins...................      1999    $798,572      $-              -              -              -           $2,400
President and                           1998     797,908       -              -              -              -            1,920
Chief Operating Officer                 1997     798,208       -              -              -              -            1,920

Michael W. Knottek.............         1999    $200,708    $95,500           -            32,000           -           $2,400
Vice President and Secretary            1998     192,560     15,000           -            40,000           -            1,920
                                        1997      70,759       -              -               -             -              -

Harry J. Cynkus...................      1999    $170,333    $77,407           -            12,000           -          $22,540
Chief Financial Officer and             1998     114,548     10,500           -            15,000           -              -
 Treasurer

-----------

(1) Except for the $20,140 for relocation expenses paid to Harry J. Cynkus, the amounts shown in this column represent the Company match for the Named Executives under the Rollins 401 (k) Plan. Effective October 1, 1983, the Company adopted the Rollins 401(k) Plan ("401(k) Plan"), a qualified retirement plan designed to meet the requirements of Section 401(k) of the Internal Revenue Code. The 401(k) Plan provides for a matching contribution of forty cents ($.40) for each one dollar ($1.00) of a participant's contribution to the 401(k) Plan, not to exceed 3 percent of his or her annual compensation (which includes commissions, overtime and bonuses). A participant's voluntary pre-tax salary deferrals made under the 401(k) Plan are in lieu of payment of compensation to the participant.

                      OPTION/SAR GRANTS IN FISCAL YEAR 1999

         The following table sets forth stock options granted in the fiscal year ending December 31, 1999 to each of the Named Executives. The table also sets forth the hypothetical gains that would exist for the options at the end of their ten-year term, assuming compound rates of stock appreciation of 5% and 10%. The actual future value of the options will depend on the market value of the Company's Common Stock. All option exercise prices are based on the market price at the grant date.


                                                             Individual Grants (1)                           Potential Realizable
                                                             ---------------------                           Value at Annual Rates
                                                                                                                Of Stock Price
                                                                                                               Appreciation for
                                                                                                                Option Term (2)
Name                                     Number of       Percent of         Exercise         Expiration       5% ($)      10% ($)
----                                    Securities         Total             or Base            Date          ------      -------
                                        Underlying        Options         Price ($/Sh)          ----
                                          Options        Granted to       ------------
                                        Granted (#)      Employees
                                        -----------      in Fiscal
                                                            Year
                                                            ----
R. Randall Rollins.................          -               N/A                 N/A              N/A           N/A          N/A
Gary W. Rollins....................          -               N/A                 N/A              N/A           N/A          N/A
Michael W. Knottek.................        32,000(3)         3.7%             16 5/16         01/26/09      $328,283     $831,934
Harry J. Cynkus....................        12,000(3)         1.4%             16 5/16         01/26/09      $123,106     $311,975

-----------

(1) Options were granted on January 26, 1999 at a price of $16 5/16 per share. No Stock Appreciation Rights were granted to the Named Executives during 1999.

(2) These amounts, based on assumed appreciation rates of 5% and 10% prescribed by the Securities and Exchange Commission rules, are not intended to forecast possible future appreciation, if any, of the Company's stock price. These numbers do not take into account certain provisions of options providing for termination of the option following termination of employment, nontransferability, or phased-in vesting. The Company did not use an alternative formula for a grant date valuation as it is not aware of any formula that will determine with reasonable accuracy a present value based on future unknown or volatile factors. Future compensation resulting from option grants is based solely on the performance of the Company's stock price.

(3) These Incentive Stock Options vest and become exercisable 20% each year over 5 years and expire after 10 years.

               AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR 1999
                         AND YEAR-END OPTION/SAR VALUES

Name                                        Shares Acquired            Value             Number of                Value of
----                                         On Exercise (#)        Realized ($)        Securities              Unexercised
                                             ---------------        ------------        Underlying             In-the-Money
                                                                                        Unexercised            Options/SAR's
                                                                                       Options/SAR's          At FY-End ($) (1)
                                                                                       At FY-End (#)            Exercisable/
                                                                                       Exercisable/            Unexercisable
                                                                                       Unexercisable           -------------
                                                                                       -------------
R. Randall Rollins...............                   -                    $-                 -/-                     $-/-
Gary W. Rollins..................                   -                     -                 -/-                      -/-
Michael W. Knottek...............                   -                     -             8,000/72,000                 -/-
Harry J. Cynkus..................                   -                     -             3,000/27,000                 -/-

(1) Based on the closing price of the Company's Common Stock on the New York Stock Exchange on December 31, 1999 of $15.00 per share.

                                  BENEFIT PLANS

         The Rollins, Inc. Retirement Income Plan is a trusteed defined benefit pension plan. The amounts shown on the following table are those annual benefits payable for life on retirement at age 65. The amounts computed in the following table assume: (a) that the participant remains in the service of the Company until his normal retirement date at age 65; (b) that the participant's earnings continue at the same rate as paid in the year ended December 31, 1999 during the remainder of his service until age 65; (c) that the normal form of benefit is a single-life annuity; and (d) that the Plan continues without substantial modification.


                                                             PENSION PLAN TABLE
                                                             ------------------
                                                                   Years of Service
                                                                   ----------------
Remuneration                                    15            20            25           30            35
------------                                    --            --            --           --            --
$ 100,000..............................        $22,500       $30,000       $37,500      $45,000       $45,000
  200,000..............................         45,000        60,000        75,000       90,000        90,000
  300,000..............................         67,500        90,000       112,500      135,000       135,000
  400,000..............................         90,000       120,000       150,000      180,000       180,000
  500,000..............................        112,500       150,000       187,500      225,000       225,000
  600,000..............................        135,000       180,000       225,000      270,000       270,000
  700,000..............................        157,500       210,000       262,500      315,000       315,000
  800,000..............................        180,000       240,000       300,000      360,000       360,000
  900,000..............................        202,500       270,000       337,500      405,000       405,000
1,000,000..............................        225,000       300,000       375,000      450,000       450,000

The above table does not reflect the Plan offset for Social Security average earnings, the maximum limit on compensation under Section 401(a)(17) of the Internal Revenue Code of 1986 as amended (the "Code"), or the maximum benefit limitations under Section 415 of the Code. The compensation for the Named
Executives is identical to the compensation reflected in the Summary Compensation Table under the two columns titled "Salary" and "Bonus".

         Retirement income benefits are based on the average of the employee's compensation from the Company for the five consecutive complete calendar years of highest compensation during the last ten consecutive complete calendar years ("final average compensation") immediately preceding the employee's retirement date or, if earlier, the date of his termination of employment. All full-time corporate employees of the Company and its subsidiaries (other than employees subject to collective bargaining agreements) are eligible to participate in the Retirement Income Plan after completing one year of service as an employee. The benefit formula is 1 1/2% of final average compensation less 3/4% of final average FICA earnings multiplied by years of service (maximum 30 years). The Plan also provides reduced early retirement benefits under certain conditions. In accordance with the Code, the maximum annual benefit that could be payable to a Retirement Income Plan beneficiary in 1999 was $130,000. However, this limitation does not affect previously accrued benefits of those individuals who became entitled to benefits in excess of $130,000 prior to the effective date of applicable provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Tax Reform Act of 1986. In accordance with the Code (as amended by the Omnibus Budget Reconciliation Act of 1993), the maximum compensation recognized by the Retirement Income Plan was $160,000 in 1999. Retirement benefits accrued at the end of any calendar year will not be reduced by any subsequent changes in the maximum compensation limit.

         The current credited years of service for the Named Executives, each of whom is a participant in the Plan, are: R. Randall Rollins, 16 years; Gary
W. Rollins, 30 years; Michael W. Knottek, 2 years; and Harry J. Cynkus, 1 year.

         Effective October 1, 1983, the Company adopted a qualified retirement plan designed to meet the requirements of Section 401(k) of the Code ("401(k) Plan"). The only form of benefit payment under the 401(k) Plan is a single lump-sum payment equal to the balance in the participant's account on the date the distribution is processed. Under the 401(k) Plan, the full amount of a participant's accrued benefit is payable upon his termination of employment, attainment of age 59 1/2 (with respect to pre-tax deferrals only), retirement, total and permanent disability, or death. Amounts contributed by the Company to the accounts of Named Executives for 1999 under this plan are reported in the "All Other Compensation" column of the Summary Compensation Table above.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Arthur Andersen LLP served as the Company's auditors for 1999. As is its policy, upon the recommendation of the Audit Committee, the Board of Directors shall select a firm of certified public accountants for 2000. It is anticipated that a representative of Arthur Andersen LLP will be present at the Annual Meeting to answer questions and make a statement should such representative so desire.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         The Company has completed a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company by all Directors, Officers and greater than 10 percent stockholders subject to the provisions of Section 16 of the Securities Exchange Act of 1934. In addition, the Company has a written representation from all Directors, Officers and greater than 10 percent stockholders from whom no Form 5 was received, indicating that no Form 5 filing was required. Based solely on this review, the Company believes that all filing requirements of such persons under Section 16 for the fiscal year ended December 31, 1999 were timely satisfied.

                              STOCKHOLDER PROPOSALS

Appropriate proposals of stockholders intended to be presented at the Company's 2001 Annual Meeting of the Stockholders, pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, must be received by the Company by November 24, 2000 for inclusion in its proxy statement and form of proxy relating to that meeting.

With respect to the Company's annual meeting of the stockholders to be held in 2001, all stockholder proposals submitted outside the stockholder proposal rules contained in Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, which pertains to the inclusion of stockholder proposals in a Company's proxy materials, must be received by the Company by February 7, 2001, in order to be considered timely. With regard to such stockholder proposals, if the date of the next annual meeting of stockholders is advanced or delayed more than 30 calendar days from April 25, 2001, the Company shall, in a timely manner, inform its stockholders of the change and of the date by which such proposals must be received.

                                  MISCELLANEOUS

         The Company's Annual Report for the calendar year ended December 31, 1999 is being mailed to stockholders with this proxy statement.

         UPON THE WRITTEN REQUEST OF ANY RECORD OR BENEFICIAL OWNER OF COMMON STOCK OF THE COMPANY WHOSE PROXY WAS SOLICITED IN CONNECTION WITH THE 2000 ANNUAL MEETING OF STOCKHOLDERS, THE COMPANY WILL FURNISH SUCH OWNER, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999. REQUEST FOR A COPY OF SUCH ANNUAL REPORT ON FORM 10-K SHOULD BE MADE IN WRITING, ADDRESSED TO ROLLINS, INC., P.O. BOX 647, ATLANTA, GEORGIA 30301,
ATTENTION: HARRY J. CYNKUS, CHIEF FINANCIAL OFFICER.

Management knows of no business other than the matters set forth herein which will be presented at the meeting. Inasmuch as matters not known at this time may come before the meeting, the enclosed proxy confers discretionary authority with respect to such matters as may properly come before the meeting; and it is the intention of the persons named in the proxy to vote in accordance with their best judgment on such matters.

                                 BY ORDER OF THE BOARD OF DIRECTORS
                                 Michael W. Knottek, Secretary

Atlanta, Georgia
March 24, 2000

PROXY                              ROLLINS, INC.

         Proxy Solicited by the board of Directors of Rollins, Inc. for Annual Meeting of Stockholders, Tuesday, April 25, 2000, 9:30 a.m.

         The undersigned hereby constitutes and appoints R. RANDALL ROLLINS and GARY W. ROLLINS, and each of them, jointly and severally, proxies, with full power of substitution, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 25, 2000, at 9:30 a.m., at 2170 Piedmont Road, N.E., Atlanta, Georgia, or any adjournment thereof.

         The undersigned acknowledges receipt of Notice of the aforesaid annual Meeting and Proxy Statement, each dated March 24, 2000, grants authority to said proxies, or either of them, or their substitutes, to act in the absence of others, with all the powers which the undersigned would possess if personally present at such meeting, and hereby ratifies and confirms all that said proxies, or their substitutes, may lawfully do in the undersigned's name, place or stead. The undersigned instructs said proxies, or either of them, to vote as follows:

1.       / / FOR John W. Rollins and Gary W. Rollins as Class II directors;
         / / For all Class II nominees, except as indicated below; or / / REFRAIN from voting for the election of all Class II nominees.
             (INSTRUCTIONS: To refrain from voting for any individual nominee, write that nominee's name on the space provided below.)

2. ON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

                                     (over)

                           (continued from other side)

ALL PROXIES SIGNED AND RETURNED WILL BE VOTED OR NOT VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS, BUT THOSE WITH NO CHOICE WILL BE VOTED FOR ELECTION OF THE BOARD OF DIRECTORS' NOMINEES FOR DIRECTOR. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

                                   PROXY

                                   Please sign below, date and return promptly
                                   -------------------------------------------
                                   -------------------------------------------
                                   Signature

                                   Dated:_______________ (Signature should conform to name and title stenciled hereon. Executors, administrators, trustees, guardians and attorneys should add their title upon signing.)

NO POSTAGE REQUIRED IF THIS PROXY IS RETURNED IN THE ENCLOSED ENVVELOPE AND MAILED IN THE UNITED STATES.